UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2021

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 or the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 16, 2021, Brady Corporation (the “Company”) and its wholly owned subsidiary, BW Acquisition Corp. (“Acquisition Sub”), entered into a Stock Purchase Agreement (the “Agreement”) with The Code Corporation (“Code”), certain stockholders of Code and Shareholder Representative Services, LLC, as the representative of Code’s selling stockholders, pursuant to which Acquisition Sub acquired Code by merger on June 17, 2021.

Pursuant to the Agreement, Acquisition Sub was merged with and into Code, with Code surviving as a wholly-owned subsidiary of the Company. The purchase price was approximately $173 million, which amount is subject to a working capital adjustment and escrow provisions. The Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party. The Company financed the acquisition by using existing cash and borrowings under its revolving credit facility as described under Item 2.03 of this Current Report on Form 8-K.

The Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Agreement set forth above is qualified in its entirety by reference to the Agreement filed as an exhibit hereto. The Company issued a press release on June 17, 2021, and hosted a conference call regarding the merger on June 18, 2021. The press release is attached hereto as Exhibit 99.1, and the informational slides referenced in the conference call are attached hereto as Exhibit 99.2.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 15, 2021, the Company drew down approximately $75 million from its revolving credit facility as exists and pursuant to the terms of the Company’s Credit Agreement, dated as of August 1, 2019, by and between the Company and certain of its subsidiaries, the lenders listed thereto, and BMO Harris Bank, N.A., as administrative agent and L/C issuer (the “Credit Agreement”) to fund a portion of the purchase price payable upon closing of the merger described in Item 1.01 of this Current Report on Form 8-K. Under the revolving credit facility, the Company may borrow an aggregate amount of up to $200 million. After giving effect to this borrowing, the Company has an additional $121 million available for borrowing under the revolving credit facility. This borrowing under the revolving credit facility has a final maturity date of August 1, 2024, and the Company has the option to select either a base interest rate (based upon the higher of (i) the federal funds rate plus one-half of 1%, (ii) the prime rate of Bank of Montreal plus a margin based on the Company’s consolidated net leverage ratio or (iii) the one-month LIBOR rate plus 1%) or a Eurocurrency interest rate (at the LIBOR rate plus a margin based on the Company’s consolidated net leverage ratio). Initial borrowings on the revolving credit facility have an interest rate of 0.81%.

The foregoing description of the revolving credit facility under the Credit Agreement is qualified in its entirety by the terms of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2019, and is incorporated herein by reference.

Item 7.01	REGULATION FD DISCLOSURE

On June 18, 2021, the Company hosted a conference call related to its acquisitions of The Code Corporation, Magicard Limited, and Nordic ID Oyj. A copy of the slides referenced in the conference call, which is also posted on the Corporation’s website, is being furnished to the Securities and Exchange Commission as Exhibit 99.2 attached hereto and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
2.1
Stock Purchase Agreement, dated as of June 16, 2021, by and among Brady Worldwide, Inc., BW Acquisition Corp., The Code Corporation, Certain Stockholders of the Code Corporation, and Shareholder Representative Services LLC. Schedules and exhibits to this document are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-K.*

99.1	Press Release of Brady Corporation, dated June 17, 2021, announcing the acquisition of The Code Corporation.
99.2	Informational slides provided by Brady Corporation, dated June 18, 2021, relating to recent acquisitions.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).
* The registrant agrees to furnish a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: June 17, 2021

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer